    As filed with the Securities and Exchange Commission on November 2, 2000

                                                 Registration No. 333-22285


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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                              --------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                              --------------------




                             THE LIBERTY CORPORATION

             (Exact Name of Registrant as specified in its Charter)



               THE LIBERTY CORPORATION RETIREMENT AND SAVINGS PLAN

                            (Full Title of the Plan)


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                       DEREGISTRATION OF UNSOLD SECURITIES

         The Liberty Corporation (the "Corporation") and The Liberty Corporation Retirement and Savings Plan, which has recently been renamed as The Liberty Insurance Group Retirement and Savings Plan (the "Plan"), hereby amend this Registration Statement to remove from registration all unsold shares of the Corporation's Common Stock, no par value, all unsold rights to purchase the Corporation's Series A Participating Cumulative Preferred Stock, no par value (the "Attached Rights"), and all unsold interests in the Plan. No additional investments under the Plan may be made in the Corporation's Common Stock or in the Attached Rights, so it is no longer necessary for this Registration Statement to remain in effect with respect to such securities or interests in the Plan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on November 2, 2000.

                                       THE LIBERTY CORPORATION


                                       By: /S/ HAYNE HIPP*
                                           -------------------------------------
                                           Hayne Hipp
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

        Signature                             Title                                    Date
        ---------                             -----                                    ----

/S/ HAYNE HIPP*                     President, Chief Executive                  November 2, 2000
---------------------------         Officer and Director
Hayne Hipp


/S/ G. NEIL SMITH                   Vice President, Finance; Treasurer;         November 2, 2000
---------------------------         Chief Financial Officer; and
G. Neil Smith                       Principal Accounting Officer


/S/ EDWARD E. CRUTCHFIELD*          Director                                    November 2, 2000
--------------------------
Edward E. Crutchfield


                                    Director                                    __________, 2000
--------------------------
John R. Farmer


/S/ W.W. JOHNSON*                   Director                                    November 2, 2000
--------------------------
W. W. Johnson


/S/ WILLIAM O. MCCOY*               Director                                    November 2, 2000
--------------------------
William O. McCoy


/S/ JOHN H. MULLIN III*             Director                                    November 2, 2000
--------------------------
John H. Mullin III


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

        Signature                             Title                                    Date
        ---------                             -----                                    ----

/S/ BENJAMIN F. PAYTON*             Director                                    November 2, 2000
---------------------------
Benjamin F. Payton


                                    Director                                    __________, 2000
---------------------------
J. Thurston Roach


/S/ EUGENE E. STONE, IV*            Director                                    November 2, 2000
---------------------------
Eugene E. Stone, IV


                                    Director                                    __________, 2000
---------------------------
William B. Timmerman


*By Martha G. Williams, as agent for service under this Registration Statement and attorney-in-fact for the indicated individuals pursuant to SEC Rule 478(a)


/S/ MARTHA G. WILLIAMS
-------------------------------------------
Martha G. Williams, as attorney-in-fact
for the individuals who signed the original
Registration Statement

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on November 2, 2000.

                                    THE LIBERTY CORPORATION
                                    RETIREMENT AND SAVINGS PLAN
                                    (recently renamed The
                                    Liberty Insurance Group
                                    Retirement and Savings
                                    Plan)

                                    By Plan Administrator


                                    By: /S/ MARY ANNE BUNTON
                                        ----------------------------------------
                                        Mary Anne Bunton
                                        Member of Plan Administrator Committee


                                    By: /S/ SUSAN E. CYR
                                        ----------------------------------------
                                        Susan E. Cyr
                                        Member of Plan Administrator Committee


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